UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 14, 2016

Qualys, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35662	77-0534145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Bridge Parkway

Redwood City, California 94065

(Address of principal executive offices, including zip code)

(650) 801-6100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 14, 2016, Qualys, Inc. (the “Company”) and Hudson Metro Center, LLC (the “Landlord”) entered into a lease agreement (the “Lease”) with respect to approximately 75,275 rentable square feet of space located at 919 East Hillsdale Boulevard, Foster City, California (the “Premises”).

The term of the Lease (the “Term”) is one hundred twenty (120) full calendar months commencing on May 1, 2018. The Lease provides that the Company will be provided access to the Premises for the purpose of constructing its leasehold improvements and preparing the Premises for occupancy during the period beginning on February 1, 2017 and extending through November 30, 2017 (the “Construction Period”). The Lease provides that the Company will be permitted to conduct business in the Premises prior to the commencement of the Term during the period beginning on December 1, 2017 and extending through April 30, 2018 (the “Early Access Period”). The Company has an option to extend the Term of the Lease for an additional five year period at a fair market rental rate, subject to specified terms and conditions in the Lease, including time periods when the option must be exercised and procedures to determine the fair market rental rate. The Lease provides the Company with a right of first offer with respect to two additional suites in the building.

Under the Lease, the Company will pay rent on a monthly basis and the monthly base rent amounts will range from $274,753.75 to $358,491.33 during the Term. The Lease requires the Company to reimburse the Landlord for certain other amounts, including its proportionate share of certain operating expenses, real estate taxes and insurance costs for each calendar year during the Term. The Lease provides that no rent will be due with respect to the Premises during the Construction Period, unless the Company conducts business in the Premises, in which event only base rent will be abated. The Lease provides that no rent will be due during the Early Access Period. The Company has provided the Landlord with a $1,200,000 letter of credit to secure the Company’s obligations under the Lease. The Lease requires the Landlord to fund an allowance to reimburse the Company for the cost of the design and construction of its leasehold improvements in an amount not to exceed $7,903,875.

The foregoing summary of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above and referenced under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Lease, dated as of October 14, 2016, by and between the Registrant and Hudson Metro Center, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALYS, INC.

By:	/s/ Bruce K. Posey
Bruce K. Posey Vice President, General Counsel and Corporate Secretary

Date: October 19, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Lease, dated as of October 14, 2016, by and between the Registrant and Hudson Metro Center, LLC.